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Exhibit 26(e)(ii)

Supplemental Application for Long-Term

Care Accelerated Death Benefit Rider

(SA01 1005)

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Supplemental Application for Long-Term Care Accelerated Death Benefit Rider

Home Office:

4333 Edgewood Road N.E.
[LOGO]	Cedar Rapids, Iowa 52499
(319) 398-8511

This is a supplement to the Application for Life Insurance by the Proposed Insured listed below.

Please use black ink	Policy Number: ___________________

Monthly Benefit: ☐ 2% of Maximum Rider Benefit (up to $5,000) for Nursing or Assisted Living Facility/1% of

Maximum Rider Benefit (up to $2,500) for Home Health or Adult Day Care
☐ 4% of Maximum Rider Benefit (up to $5,000) for Nursing or Assisted Living Facility/2% of
Maximum Rider Benefit (up to $2,500) for Home Health or Adult Day Care

Proposed Insured: ________________________________________SS#:_____________________

Address of Proposed Insured:
Street

City	State	Zip
This address is a ☐ Personal Private Residence	☐ Residence of Friend or Relative ☐ Other (please explain)

Tel. #: (	)	Best Time to Call:	☐ Day	☐ Evening
Sex:	Date of Birth:	Height:	Weight:	_________

Please answer the following questions and provide details in the section on the next page to any “Yes” answers:

MEDICAL QUESTIONS:

1.

Do you have any impairment, whether physical or mental, for which you need or receive assistance or supervision of any kind to perform everyday living activities, such as dressing, eating, walking, bathing, transferring (getting in and out of bed), toilet activities, or taking medication?                                                                                                                                                                                          ☐ YES ☐ NO

2.	Are you currently confined to a hospital or nursing home, or residing in an assisted living facility, or are you receiving adult day care or home health care? ☐ YES ☐ NO
3.	Do you use a wheelchair, walker or cane, oxygen, catheter, dialysis machine or other mechanical device or are you currently taking any prescribed or over the counter medication? ☐ YES ☐ NO
4.

During the past five (5) years, have you been confined to a hospital, a nursing home or an assisted living facility, or received adult day care or home health care, or has such confinement, residence or care been recommended?                                                                                                    ☐ YES ☐ NO

5.

Within the past five (5) years, have you been treated for or been told by a member of the health profession that you had dementia, depression, Alzheimer’s disease, Parkinson’s Disease or any other mental illness?                                                                                                                                        ☐ YES ☐ NO

NON-MEDICAL QUESTIONS:

1.	Do you have another long-term care insurance policy or certificate in force (including health care service contract or HMO contract)? ☐ YES ☐ NO
2.	Did you have another long-term care insurance policy or certificate in force during the last twelve (12) months? ☐ YES ☐ NO
a.	If so, with which company?
b.	If that policy lapsed, when did it lapse?
3.	Is the Proposed Insured currently covered by Medicaid?	☐ YES ☐ NO
4.	Do you intend to replace any of your medical, health or long-term care insurance coverage with this policy? ☐ YES ☐ NO
5.	Has any health insurance, nursing home or home health care coverage applied for ever been declined, postponed or offered other than applied for? ☐ YES ☐ NO

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SA01 1005

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Please list any other health insurance policies that are still in force and any policies sold in the past five (5) years that are no longer in force. _________________________________________________________________________________ ________________________________________________________________________________________________

Details regarding “Yes” answers: __________________________________________________________________________________________ ___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

I, the Proposed Insured, understand and acknowledge that I have provided authorizations to Transamerica Life Insurance Company (the Company) to obtain non-public personal financial and health information about me. I understand and agree that information obtained in accordance with such authorizations may be used by the Company in determining whether to issue a Long-Term Care Accelerated Death Benefit Rider to me.

I, the Proposed Insured, understand and agree that:

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1.	The coverage I am applying for provides benefits for the Proposed Insured only.

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2.	Any benefits available to me under this rider will end when I die and/or when my policy terminates.
3.	A representative of the Company will contact me to assess my cognitive abilities.
4.	This Supplemental Application will become a part of the Application for Life Insurance.
5.	The rider applied for herein is not intended to replace any long term care/health insurance coverage.
6.	Having read the above answers and statements, I declare that they are true and complete to the best of my knowledge and belief.
7.	No agent has any authority to waive questions or to determine insurability.

CAUTION:	If your answers on this application are incorrect or untrue, Transamerica Life Insurance Company may have the right to deny benefits or rescind your rider.

Signature of Policy Owner	City	State	Date

Signature of Proposed Insured (if other than Policy Owner)	City	State	Date

Agent must complete this section:

Is the information provided in this Supplemental Application true and complete to the best of your knowledge? ☐ YES ☐ NO

I/We verify that I/we have truly and accurately recorded on this Supplemental Application the information supplied by the applicant.

Agent's Signature	Date

Agent's Name	SS#

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GA/SA Code: __________/__________

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SA01 1005